EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-133631 and No. 333-212977 of Community Bancorp. on Form S-8 of our report dated June 16, 2022, appearing in this Annual Report on Form 11-K of Community Bancorp & Designated Subsidiaries Retirement Savings Plan for the year ended December 31, 2021.

Portland, Maine

June 16, 2022

Vermont Registration No. 92-0000278